UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 1, 2007

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama

(State or Other Jurisdiction of Incorporation)

1-11953	98-0160660
(Commission File Number)	(IRS Employer Identification No.)

Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama

(Address of Principal Executive Offices) (Zip Code)

+50-7-213-0947

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 1, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Willbros Group, Inc. (the “Registrant”) adopted a Management Incentive Compensation Program (the “Incentive Program”). The Incentive Program replaces the program for awarding discretionary cash incentive awards utilized by the Registrant in fiscal years prior to the 2007 fiscal year. The Incentive Program is a cash-based performance incentive program designed to motivate and reward the Registrant’s named executive officers and other key employees for their contributions to achieving business goals that the Registrant believes drive earnings and create stockholder value. Under the Incentive Program, the Compensation Committee will establish, for each participant designated by the Compensation Committee to participate in the Incentive Program, an annual target incentive award, which is expressed as a percentage of a participant’s base salary. The payment amount, if any, of an annual target incentive award is determined based on the attainment of certain performance measures, which include financial performance measures of Net Income, Safety based on Total Case Incident Rates (per U.S. Department of Labor standards) and Days Sales Outstanding Rates, and with respect to each participant, that participant’s individual performance. Annual financial performance measures will be established by the Compensation Committee based on recommendations from management. For named executive officers other than Robert R. Harl, the Chief Executive Officer of the Registrant, the portion of an award which is based on individual performance will be determined by the Compensation Committee based on the recommendations of Mr. Harl. For fiscal year 2007, Mr. Harl will not be a participant in the Incentive Program; rather, Mr. Harl’s bonus structure for fiscal year 2007 will be governed by the provisions set forth in his employment agreement.

The percentage of base salary payable as an incentive bonus for the named executive officers, other than Mr. Harl, for fiscal year 2007 will be a range of 25 percent to 100 percent with a target of 50 percent. For fiscal year 2007, 80 percent of the annual target incentive award will be attributable to the financial performance measures and 20 percent of the annual target incentive award will be attributable to each participant’s individual performance. The financial performance measures are comprised of threshold, target and maximum performance levels which, if achieved, result in payments of 25 percent, 50 percent and 100 percent of each target financial performance component, respectively. If a threshold financial measure is not achieved, no amount is paid on an annual target incentive award under that financial measure component.

The Compensation Committee adopts new incentive award targets under the Incentive Program and ranges of possible awards thereunder prior to, or as soon as practicable after, the beginning of each new fiscal year. Any bonuses under the Incentive Program with respect to a fiscal year will be payable no later than two and one half months following the end of such fiscal year.

A copy of the Incentive Program is attached hereto as Exhibit 10.1 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Incentive Program is not intended to be complete and is qualified in its entirety by the complete text of the Incentive Program.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

10.1	Willbros Group, Inc. Management Incentive Compensation Program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: March 7, 2007	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Willbros Group, Inc. Management Incentive Compensation Program.

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